Exhibit A(1)(a)


                             MATRIX DEFINED TRUSTS 1

                                 TRUST AGREEMENT

                                                        Dated: [_________], 2008

     This Trust Agreement among Matrix Capital Group, Inc., as Depositor, Evaluator and Supervisor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Matrix Defined Trusts, Effective for Unit Investment Trusts Investing in Equity Securities Established On and After [__________], 2008" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

    1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

    2. The fractional undivided interest in and ownership of a Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Statements of Financial Condition_Number of Units" in the Prospectus for the Trust.




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    3.  The aggregate number of Units described in Section 2.03(a) for a Trust is that number of Units set forth under "Statement of Financial Condition_Number of Units" in the Prospectus for the Trust.

    4. The term "Deferred Sales Charge Payment Dates" shall mean the dates specified for deferred sales fee installments under "Fees Table" in the Prospectus for each Trust.

    5. The term "Distribution Date" shall mean the "Distribution Dates" set forth under "Essential Information" in the Prospectus for each Trust.

    6. The term "Mandatory Termination Date" shall mean the "Termination Date" set forth under "Essential Information" in the Prospectus for each Trust.

    7. The term "Record Date" shall mean the "Record Dates" set forth under "Essential Information" in the Prospectus for each Trust.

    8. Section 1.01(1) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

     "'Depositor' shall mean Matrix Capital Group, Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided."

    9. Section 1.01(3) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

     "'Evaluator' shall mean Matrix Capital Group, Inc., and its successors in interest, or any successor evaluator appointed as hereinafter provided."

   10. Section 1.01(4) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

     "'Supervisor' shall mean Matrix Capital Group, Inc., and its successors in interest, or any successor evaluator appointed as hereinafter provided."

   11. The Depositor's annual compensation as set forth under Section 3.13 shall be that dollar amount per 100 Units set forth under "Fees Table--Annual Operating expenses--Supervisory, evaluation and administration fees" in the Prospectus for each Trust.

   12. The Trustee's annual compensation as set forth under Section 7.04 shall be $0.[_____] per Unit.





                                       -2-

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     IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                MATRIX CAPITAL GROUP, INC.


                                By
                                  ------------------------------
                                            President




                            CORPORATE ACKNOWLEDGMENT

STATE OF NEW YORK      }
                       }ss.
COUNTY OF NEW YORK     }

     On the [_____]th day of [_______] in the year 2008, before me personally came Christopher Anci, to me known, who, being by me duly sworn, did depose and say that he resides in New York, New York; that he is President, of Matrix Capital Group, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.


                                --------------------------------
                                Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal







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                                  THE BANK OF NEW YORK


                                By
                                  ------------------------------
                                          Vice President






                            CORPORATE ACKNOWLEDGMENT


STATE OF NEW YORK      }
                       }ss.
COUNTY OF NEW YORK     }

     On the [_______]th day of [_________] in the year 2008, before me personally came [_____________] to me known, who, being by me duly sworn, did depose and say that he resides in [___________], New York; that he is a Vice President of The Bank of New York, the company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said company.


                                --------------------------------
                                Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal





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                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                             MATRIX DEFINED TRUSTS 1

          Incorporated herein by this reference and made a part hereof is the schedule set forth under "Portfolio" in the Prospectus for each Trust.




























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